AGREEMENT OF PURCHASE AND SALE

This AGREEMENT OF PURCHASE AND SALE is executed this 30th day of June, 2009, by and between MICHAEL Y. BRENT and DEREK BRENT (hereinafter "PURCHASERS") and YTB INTERNATIONAL, INC., a corporation (hereinafter "SELLER"), by and through its Chief Executive Officers, J. SCOTT TOMER.

WHEREAS, SELLER is the owner of all of the capital stock and all of the assets, including, but not limited to, inventory, receivables, equipment, furnishings, fixtures, goodwill, and other tangible and intangible assets, of a Delaware corporation doing business in New Jersey and known as REZConnect Technologies, Inc.("REZT"); and

WHEREAS, SELLER wishes to sell its entire interest, including all of the abovementioned assets, in REZT and to withdraw from any further role in said business; and

WHEREAS, PURCHASERS wish to purchase the SELLER'S entire interest, including all of the abovementioned assets, in REZT and to take over the operation of said business;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and in consideration of the sum of $1.00, each to the other in hand paid, the parties hereto agree as follows:

1. SELLER irrevocably agrees to sell to PURCHASERS, and PURCHASERS irrevocably agrees to purchase from SELLER, the entire interest of SELLER in REZT, including all assets of said corporation. REZT assets include, but are not limited to, inventory, fixtures, receivables, equipment, furnishings, goodwill and all other tangible and intangible assets.

2. In consideration of the assumption of REZT liabilities, PURCHASERS will assume all liabilities of REZT and purchaser shall release to SELLER the sum in the amount of Two Hundred Seventy Five Thousand Dollars ($275,000.00) immediately upon execution of this AGREEMENT OF PURCHASE AND SALE.

3. It is contemplated that final settlement on this AGREEMENT OF PURCHASE AND SALE

shall take place immediately upon the execution of this AGREEMENT OF PURCHASE AND SALE. Upon execution of this AGREEMENT OF PURCHASE AND SALE, SELLER shall turn over all assets and property, tangible and intangible, of REZT to the PURCHASERS, and SELLER shall cease to have any role in the management and/or operation of said business. PURCHASERS shall assume all responsibility for the management and/or operation of said business as of that date. A Bill of Sale shall be issued by SELLER and the associated 1,000 REZT shares shall be issued to at the time of final settlement as described below in Section 4 below.

4. It is expressly agreed and understood by the parties hereto that the PURCHASERS shall have the right to resell, assign or transfer the assets and/or capital stock of REZT to any other person, entity, third party corporation, or subsidiary, at any time after final settlement on this AGREEMENT OF PURCHASE AND SALE, SELLER understanding that the shares of REZT will be owned initially by CEO Travel Network, LLC, a Florida corporation owned jointly by PURCHASER Michael Brent and his wife (and PURCHASER Derek Brent's mother), Beth E. Brent. It is expressly agreed and understood by the parties that the structure of this transaction may be characterized in such a way as to achieve the maximum tax advantage for both parties and to which both parties mutually agree.

5. YTB Travel Network, Inc. will make best efforts to have REZT added back on the override commission for Carnival Cruise Lines. If payment is made to YTB, they will forward it onward within fifteen (15) business days of receipt.

6. SELLER will indemnify and hold harmless PURCHASERS from any and all unrecorded liabilities of PURCHASERS arising from this AGREEMENT OF PURCHASE AND SALE.

7. PURCHASERS will indemnify and hold harmless SELLER from any and all liabilities of REZT arising from this AGREEMENT OF PURCHASE AND SALE.

8. The parties agree that if there is any dispute between them with regard to any matter pertaining to this AGREEMENT OF PURCHASE AND SALE, then this dispute shall be exclusively resolved through binding arbitration under the Commercial Rules of the American Arbitration Association, with arbitration to occur at a mutually convenient location within the State of Illinois or in St. Louis, Missouri. This AGREEMENT OF PURCHASE AND SALE shall be governed by the laws of the State of Illinois.

9. All parties hereto acknowledge that they fully understand all of the provisions contained herein. It is understood that this is the entire agreement between the parties with respect to any and all matters contained herein, and that no amendments shall be made hereto unless made in writing and executed by all parties hereto. This AGREEMENT OF PURCHASE AND SALE may be executed in multiple counterparts, each of which will be considered to be an original.

10. With the exception of the down line rights addressed in the following sentence and a Severance Agreement of even date, this AGREEMENT OF PURCHASE AND SALE supersedes all prior agreements and representations between the parties hereto and their respective affiliates with respect to the subject matters addressed herein. It is clearly understood by the parties hereto that the agreement PURCHASER Michael Y. Brent has with SELLER relating to his ownership rights to a shared position number 2 in the down line of YTB and other documents including the YTB Rep Director Agreement, the Independent Marketing Representative Agreement and the YTB IMR Director Program Agreement covering the bonuses paid within the pool distribution are not part of this AGREEMENT OF PURCHASE AND SALE.

IN WITNESS WHEREOF, the undersigned have affixed their hands and seals this 30th day of June 2009.

YTB INTERNATIONAL, INC. ("SELLER")
BY: J. Scott Tomer
Co-Chief Executive Officer

MICHAEL Y. BRENT ("PURCHASER")

DEREK BRENT ("PURCHASER")